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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 31, 2000

                         Commission file number 0-28706

                           FIRST ALLIANCE CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                      33-0721183
          --------                                      ----------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

17305 VON KARMAN AVENUE, IRVINE, CALIFORNIA                           92614
-------------------------------------------                           -----
 (Address of principal executive offices)                          (Zip code)



       Registrant's telephone number, including area code: (949) 224-8500

  (Former name or former address, if changed since last report): Not Applicable


ITEM 1.   CHANGES IN CONTROL OF REGISTRANT - NOT APPLICABLE

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS - NOT APPLICABLE

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP - NOT APPLICABLE

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT - NOT APPLICABLE

ITEM 5.   OTHER EVENTS

            Effective May 31, 2000, First Alliance Corporation ("the Company") terminated the employment of Jeffrey Smith, Executive Vice President and Chief Operating Officer. This termination was primarily due to the Company's filing to reorganize under Chapter 11 of the U. S. Bankruptcy Code in the United States Bankruptcy Court in the Central District of California, discontinuance of new loan originations, and closure of all of its retail branches and origination centers.

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            As a result of the termination of Mr. Smith's position with the
Company, Mr. Smith submitted to the Board of Directors his resignation as a director of the Company effective May 31, 2000.

            The Board has not taken action to replace Mr. Smith.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S OFFICERS AND DIRECTORS - NOT APPLICABLE


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA INFORMATION, AND EXHIBITS

           (a)  Financial statements - not applicable.

           (b)  Pro forma financial information - not applicable.

           (c)  Exhibits - not applicable

                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:            June 9, 2000
        ----------------------------

                                             FIRST ALLIANCE CORPORATION

                                 By:               /s/ FRANCISCO NEBOT
                                            ----------------------------------
                                                     Francisco Nebot
                                                      President and
                                                 Chief Financial Officer





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